                                                                     EXHIBIT 4.1

================================================================================

                            WIT CAPITAL GROUP, INC.

                                      AND

                   AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                AS RIGHTS AGENT



                               RIGHTS AGREEMENT

                          DATED AS OF__________, 1999

================================================================================

                               TABLE OF CONTENTS

Section 1.        Certain Definitions.............................................................................    1

Section 2.        Appointment of Rights Agent....................................................................     9

Section 3.        Issue of Rights Certificates...................................................................     9

Section 4.        Form of Rights Certificates....................................................................    11

Section 5.        Countersignature and Registration..............................................................    12

Section 6.        Transfer, Split-Up, Combination and Exchange of Rights
                  Certificates; Mutilated, Destroyed, Lost or Stolen Rights
                  Certificates...................................................................................    12

Section 7.        Exercise of Rights; Purchase Price.............................................................    13

Section 8.        Cancellation and Destruction of Rights Certificates............................................    15

Section 9.        Reservation and Availability of Capital Stock..................................................    15

Section 10.       Preferred Stock Record Date....................................................................    17

Section 11.       Adjustment of Purchase Price, Number and Kind of Shares or
                  Number of Rights...............................................................................    18

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.....................................    27

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or
                  Earning Power..................................................................................    27

Section 14.       Fractional Rights and Fractional Shares........................................................    30

Section 15.       Rights of Action...............................................................................    31

Section 16.       Agreement of Rights Holders....................................................................    31

Section 17.       Rights Certificate Holder Not Deemed a Stockholder.............................................    32

Section 18.       Concerning the Rights Agent....................................................................    33

Section 19.       Merger or Consolidation or Change of Name of Rights Agent......................................   33

Section 20.       Duties of Rights Agent.........................................................................   34

Section 21.       Change of Rights Agent.........................................................................   36

Section 22.       Issuance of New Rights Certificates............................................................   37

Section 23.       Redemption and Termination.....................................................................   37

Section 24.       Exchange.......................................................................................   38

Section 25.       Notice of Certain Events.......................................................................   40

Section 26.       Notices........................................................................................   41

Section 27.       Supplements and Amendments.....................................................................   41

Section 28.       Successors.....................................................................................   42

Section 29.       Determinations and Actions by the Board of Directors, Etc......................................   42

Section 30.       Benefits of This Agreement.....................................................................   42

Section 31.       Severability...................................................................................   42

Section 32.       Governing Law..................................................................................   43

Section 33.       Counterparts...................................................................................   43

Section 34.       Descriptive Headings...........................................................................   43


Exhibit A-1 -     Form of Certificate of Designations of Class 1 Series A Junior
                  Participating Preferred Stock

Exhibit A-2 -     Form of Certificate of Designations of Class 2 Series A Junior
                  Participating Preferred Stock

Exhibit B-1 -     Form of Voting Class Rights Certificate

Exhibit B-2 -     Form of Class B Common Rights Certificate

Exhibit C -       Summary of Rights to Purchase Preferred Stock

                               RIGHTS AGREEMENT

          This Rights Agreement, dated as of ________, 1999 (the"Agreement"), between Wit Capital Group, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the"Rights Agent"),

                                  WITNESSETH:

          WHEREAS, on May 17, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized (i) the issuance of one voting class right for each share of Voting Common Stock ("Voting Class Right") outstanding upon the closing of the Company's Initial Public Offering; (ii) the issuance of one Voting Class Right for each share of Class C Common Stock of the Company outstanding at the close of business on May 18, 1999 (the "Record Date"); and (iii) the issuance of one nonvoting class right for each share of Class B Common Stock ("Class B Common Right") of the Company outstanding at the Record Date, and has authorized the issuance of one Voting Class Right (as such numbers may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Voting Common Stock and Class C Common Stock and one Class B Common Right for each share of Class B Common Stock, respectively, issued (whether originally issued or delivered from the Company's treasury) between the Record Date and the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined), and, in certain circumstances provided for in Section 22 hereof, after the Distribution Date, each Voting Class Right initially representing the right to purchase one Fractional Share (as hereinafter defined) of Class 1 Series A Junior Participating Preferred Stock of the Company, and each Class B Right initially representing the right to purchase one Fractional Share of Class 2 Series A Junior Participating Preferred Stock of the Company, upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.     Certain Definitions. For purposes of this Agreement,
                         -------------------
the following terms shall have the meanings indicated:

          "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, provided, however,
                                                            --------  -------
that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and provided, further, that if the Board of Directors, with the concurrence of a
--------  -------
majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such Person or an Acquiring Person, determines in good faith that a Person that would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock, so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.

          Notwithstanding anything in this definition of "Acquiring Person" to the contrary; (i) no Exempt Person shall be deemed to be or become an "Acquiring Person" or an Affiliate or Associate of an Acquiring Person; (ii) so long as the Existing Stockholder, together with its Affiliates and Associates thereof, does not become the Beneficial Owner of 25% or more of the Fully-Diluted Common Shares, the Existing Stockholder, together with its Affiliates and Associates, shall not be or become an Acquiring Person; and (iii) so long as a GS Holder, together with all Affiliates or Associates, does not become the Beneficial Owner of 25% or more of the Fully-Diluted Common Shares, a GS Holder, together with its Affiliates and Associates, shall not be or become an Acquiring Person.

          At any time that the Rights are redeemable, the Board of Directors may, generally or with respect to any specified Person or Persons, determine to increase to a specified percentage greater than that set forth herein or decrease to a specified percentage lower than that set forth herein or determine a number of shares to be (but in no event less than or equal to the percentage or number of shares of Common Stock then beneficially owned by such Person), the level of Beneficial Ownership of Common Stock at which a Person or such Person or Persons becomes an Acquiring Person.

          Notwithstanding anything in this Agreement to the contrary, no Person shall be or become an Acquiring Person until after the consummation of the Company's Initial Public Offering of the Common Stock.

          "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

          "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          "Associate" shall mean, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a Subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

          (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be
                                  --------  -------
     deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule
                           ---
     14a-2(b)(2) under the Exchange Act as in effect on the date of this Agreement) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions rules under the Exchange Act and
     (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);


          (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall
                                        --------  -------
     not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to

     Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to
     Section 11(i) or (p) hereof in connection with an adjustment made with respect to any Original Rights; or

          (iii) that are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as that term is used in Rule 13d-5(b) under the Exchange Act) of which such Person is a member;

provided, however, that nothing in this definition shall cause a Person engaged
--------  -------
in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting (including, without limitation, securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Regulation M promulgated under the Exchange Act or to cover overallotments created in connection with a public offering) until the expiration of forty days after the date of such acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act as in effect on the date of this Agreement) in respect of such security.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Class B Common Right" shall have the meaning set forth in the Recitals.

          "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company.

          "Class C Common Stock" shall mean the Class C Common Stock, par value $.01 per share, of the Company.

          "close of business" on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day,
                    --------  -------
it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

          "Closing Price" of a security for any day shall mean the last sales price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by NASDAQ or such other self-regulatory organization or registered securities information processor or alternative trading system (as such terms are used under the Exchange Act) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be used.

          "Common Shares" shall mean the shares of Voting Common Stock, Class C Common Stock and Class B Common Stock of the Company.

          "Common Share Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Common Stock" shall mean the Voting Common Stock and the Class C Common Stock, collectively, except that "common stock" when used with reference to equity interests issued by any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          "Company" shall mean the Person named as the "Company" in the Preamble of this Agreement until a successor Person shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person or Principal Party.

          "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

          "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Distribution Date" shall mean the earlier of (i) the close of business on the tenth day (or, if such Stock Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined by the Company's Board of Directors as set forth below before the Distribution Date occurs) after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors as set forth below before the Distribution Date occurs) after the date that a tender offer or exchange offer by any Person (other than any Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) under the Exchange Act as then in effect, if upon consummation thereof, such Person would be an Acquiring Person, other than a tender or exchange offer that is determined before the Distribution Date occurs to be a Permitted Offer. The Board of Directors of the Company may, to the extent set forth in the preceding sentence, defer the date set forth in clause (i) or (ii) of the preceding sentence to a specified later date or to an unspecified later date to be determined by a subsequent action or event (but in no event to a date later than the close of business on the tenth day after the first occurrence of a Triggering Event).

          "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

          "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary of the Company.

          "Existing Stockholder" shall mean Capital Z Financial Services Fund II, L.P. and any Affiliate or Associate thereof.

          "Expiration Date" shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof and (iv) the time at which all Rights then outstanding and exercisable are exchanged pursuant to Section 24 hereof.

          "Final Expiration Date" shall mean the close of business on September 30, 2009.

          "Flip-In Event" shall mean an event described in Section 11(a)(ii) hereof.

          "Flip-In Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Flip-Over Event" shall mean any event described in clause (x), (y) or
(z) of Section 13(a) hereof, that occurs from and after the time when an Acquiring Person has become such, but excluding any transaction described in
Section 13(d) hereof that causes the Rights to expire.

          "Fractional Share" with respect to the Preferred Stock shall mean one one-hundredth of a share of Preferred Stock.

          "Fully-Diluted Common Shares" means, at any time of determination, all then outstanding Common Shares plus (without duplication) all Common Shares issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exercise or exchange of all then outstanding securities that are convertible into, exercisable for or exchangeable into, directly or indirectly, Common Shares.

          "GS Holder" shall mean The Goldman Sachs Group, L.P. and any Affiliate or Associate thereof.

          "Initial Public Offering" means the underwritten public offering of the Company's Voting Common Stock pursuant to a registration statement under the Securities Act where both (i) the proceeds of the Company (prior to deducting any underwriters' discounts and commissions) equal or exceed twenty million dollars ($20,000,000) and (ii) the initial price per share at which such Voting Common Stock is sold to the public in such offering is at least $4.50 (subject to equitable adjustment for stock splits, stock combinations, recapitalizations and similar occurrences).

          "NASDAQ" shall mean the trading system operated by the NASDAQ Stock Market, Inc.

          "Original Rights" shall have the meaning set forth in the definition of "Beneficial Owner."

          "Permitted Offer" shall mean a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors, and concurred in by a majority of those members who are not officers or employees of the Company and who are not, and are not representatives, Affiliates or Associates of, an Acquiring Person or the person making the offer, after receiving advice from one or more investment banking firms, to be (a) at a price and on terms that are fair to stockholders (taking into account all factors that such members of the Board deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

          "Preferred Stock" shall mean in the case of the Voting Class Rights, the Class 1 Series A Junior Participating Preferred Stock, par value $.001 per share, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A-1 and, in the case of the Class B Common Rights, the Class 2 Series A Junior Participating Preferred Stock, par value $.001 per share, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A-2, and to the extent that there is not a sufficient number of shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $.001 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Class 1 Series A Junior Participating Preferred Stock or the Class 2 Series A Junior Participating Preferred Stock, as the case may be.

          "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          "Record Date" shall have the meaning set forth in the Recitals at the beginning of this Agreement.

          "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          "Right" shall mean in the case of the Common Stock, a Voting Class Right, and in the case of the Class B Common Stock, a Class B Common Right.

          "Rights Agent" shall mean the Person named as the "Rights Agent" in the Preamble of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter "Rights Agent"shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

          "Rights Certificates" shall mean the certificates evidencing the Rights.

          "Rights Dividend Declaration Date" shall have the meaning set forth in the Recitals at the beginning of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition and Section 23, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          "Subsidiary" shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities sufficient to elect at least a majority of the directors or other persons performing similar functions is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Stock sent pursuant to Section 3(b) hereof.

          "Trading Day" with respect to a security shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business, or, if such security is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if such security is not so quoted, a Business Day.

          "Triggering Event" shall mean any Flip-In Event or any Flip-Over
Event.

          "Voting Common Stock" shall mean the class of common stock, par value $.01 per share, of the Company that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          "Voting Class Right" shall have the meaning set forth in the Recitals.

          Section 2.   Appointment of Rights Agent. The Company hereby appoints
                       ---------------------------
the Rights Agent to act as agent for the Company and to take certain actions in respect of the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

          Section 3.   Issue of Rights Certificates.
                       ----------------------------

          (1) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders of Common Shares and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Person referred to in the first sentence of Section 7(e)), at the address of such holder shown on the records of the Company, one or more Rights Certificates, evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (2) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date or the earlier surrender for transfer thereof or the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates for Common Shares together with the Summary of Rights, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any of the certificates for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

          (3) Rights shall be issued in respect of all Common Shares that are issued (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Common Shares that shall so become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for Rights, and shall bear the following legend (which legend may be modified as necessary on the certificates for the Common Stock or Class B Common Stock, as the case may be, to reflect the application of this Agreement to the Common Stock or the Class B Common Stock, as the case may be):

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Wit Capital Group, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of ________, 1999 as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR

     BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

          Section 4.   Form of Rights Certificates.
                       ---------------------------

          (1) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Fractional Shares of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per Fractional Share (or, as set forth in this Agreement, for other securities), the"Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (2) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by a Person described in the first sentence of Section 7(e), and any Rights Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any such Rights, shall contain (to the extent feasible) the following legend, modified as applicable to apply to such Person:

          The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby will have become null and void in the circumstances and with the effect specified in Section 7(e) of such Agreement.

The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate. The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person or any Associate or Affiliate thereof.

          Section 5.   Countersignature and Registration.
                       ---------------------------------

          (1) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (2) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

          Section 6.   Transfer, Split-Up, Combination and Exchange of Rights
                       ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
----------------------------------------------------------------------

          (1) Subject to the provisions of Section 4(b), Section 7(e), Section 13(d), Section 14 and Section 24 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Fractional Shares of Preferred Stock (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights

Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or of the Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 13(d), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

          (2) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will, subject to Section 4(b), Section 7(e), Section 13(d), Section 14 and Section 24, execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          Section 7.   Exercise of Rights; Purchase Price.
                       ----------------------------------

          (1) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly completed and executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Fractional Shares of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the Expiration Date.

          (2) The Purchase Price for each Fractional Share of Preferred Stock pursuant to the exercise of a Right shall initially be $ __.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (3) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Fractional Share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly
(i)(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Fractional Shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Fractional Shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified check, cashier's or official bank check or bank draft payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) or Section 13(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (4) In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

          (5) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by or transferred to (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person other than any such Person that became such pursuant to a Permitted Offer and the Board of Directors in good faith determines was not involved in and did not cause or facilitate, directly or indirectly, such Triggering Event, (ii) a direct or indirect transferee of such Rights from such Acquiring Person

(or any such Associate or Affiliate) who becomes a transferee after such Triggering Event or (iii) a direct or indirect transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Triggering Event and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom such Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company determines is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, and such Rights shall not be transferable. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (6) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8.   Cancellation and Destruction of Rights Certificates. All
                       ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.   Reservation and Availability of Capital Stock.
                       ---------------------------------------------

          (1) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

          (2) So long as any shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights are listed on any national securities exchange or quoted on any trading system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange, or quoted on such system, upon official notice of issuance upon such exercise. Following the occurrence of a Triggering Event, the Company will use its best efforts to list (or continue the listing of) the Voting Class Rights and the securities issuable and deliverable upon the exercise of the Voting Class Rights on one or more national securities exchanges or to cause the Rights and the securities purchasable upon exercise of the Voting Class Rights to be reported by NASDAQ or such other transaction reporting system then in use.

          (3) The Company shall use its best efforts to (i) prepare and file, as soon as practicable following the first occurrence of a Flip-In Event or, if applicable, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including in accordance with Section 11(a)(iii) hereof), a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Voting Class Rights,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Voting Class Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Voting Class Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Voting Class Rights in order to prepare and file such registration statement and permit it to become effective. In addition, if the Company shall determine that the Securities Act requires an effective registration statement under the Securities Act following the Distribution Date, the Company may temporarily suspend the exercisability of the Voting Class Rights until such time as such a registration statement has been declared effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Voting Class Rights have been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Voting Class Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or any required registration statement shall not have been declared effective.

          (4) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Fractional Shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (5) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Fractional Shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Fractional Shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Fractional Shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10.  Preferred Stock Record Date. Each Person in whose name
                       ---------------------------
any certificate for a number of Fractional Shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares (fractional or otherwise) of Preferred Stock (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the
                                              --------  -------
date of such surrender and payment is a date upon which the Preferred Stock (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Purchase Price, Number and Kind of Shares
                       -------------------------------------------------------
or Number of Rights. The Purchase Price, the number and kind of shares or other
-------------------
securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a)(i) In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the outstanding shares of Preferred Stock payable in shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, or (D) otherwise reclassify the outstanding shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
     Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or Common Shares, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Voting Class Right or Class B Common Right, as the case may be, exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or Common Shares, as the case may be, which, if such Voting Class Right or Class B Common Right, as the case may be, had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                  (ii) Subject to Sections 23 and 24 of this Agreement,
     in the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is (1) a Flip-Over Event or (2) an acquisition of shares of Common Shares pursuant to a Permitted Offer (provided that this clause (2) shall cease to apply if such Acquiring
      --------
     Person thereafter becomes the Beneficial Owner of any additional shares of Common Shares other than pursuant to such Permitted Offer or a transaction set forth in Section 13(a) or 13(d) hereof), then (x) the Purchase Price shall be adjusted to be the Purchase Price immediately prior to the first occurrence of a Flip-In Event multiplied by the number of Fractional Shares of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence and (y) each holder of a Right (except as provided below in Section 11(a)(iii) and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Voting Common Stock or Class B Common Stock, as the case may be, as shall equal the result obtained by dividing the Purchase Price by 50% of the Current Market Price per share of Voting Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided that the Purchase Price and the number of Adjustment Shares
         --------
         shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.

               (iii) In the event that the number of shares of Common Stock or Class B Common Stock that are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Voting Class Rights or Class B Common Rights, as the case may be, in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall, to the extent permitted by applicable law and regulation, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (computed using the Current Market Price used to determine the number of Adjustment Shares) (the "Current Value") over
         (2) the Purchase Price (such excess is herein referred to as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Voting Common Stock in the case of holders of Voting Class Rights and Class B Common Stock in the case of holders of Class B Common Rights or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (including, without limitation, the Preferred Stock) that the Board of Directors of the Company has determined to have the same value as shares of Voting Common Stock or Class B Common Stock, as the case may be (such shares of preferred stock are herein referred to as "Common Share Equivalents")), (4) debt securities of the Company,
         (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the
                                                   --------  -------
         Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Flip-In Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-In Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Voting Common Stock in the case of the holders of Voting Class Rights and Class B Common Stock in the case of holders of Class B Common Rights (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Flip-In Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company or the Board of Directors determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to
         Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock or, if applicable, the Class B Common Stock shall be the Current Market Price per share of the Voting Common Stock or, if applicable, the Current Market Price per share of the Class B Common Stock, in each case on the Flip-In Trigger Date and the value of any Common Share Equivalent shall be deemed to have the same value as the Voting Common Stock or, if applicable, the Class B Common Stock on such date.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock or Class B Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Voting Common Stock or Class B Common Stock, as the case may be, for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock or Class B Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Voting Common Stock or Class B Common Stock, as the case may be, for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per
         --------  -------
         share of Common Stock or Class B Common Stock is determined during a period following the announcement of (A) a dividend or distribution on such Common Stock or Class B Common Stock, as the case may be, other than a regular quarterly cash dividend or the dividend of the Voting Class Rights or Class B Common Rights, as the case may be, or (B) any subdivision, combination or reclassification of such Common Stock or Class B Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. If the Voting Common Stock is not publicly held or so listed or traded, "Current Market Price" per share of the Common Stock shall mean the fair value per share of Voting Common Stock as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. If the Class B Common Stock is not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the Current Market Price per share of the Class B Common Stock on any date shall be the same as the Current Market Price per share of the Common Stock on such date.

                   (ii) For the purpose of any computation hereunder, the "Current Market Price" per share (or Fractional Share) of Class 1 Series A Junior Participating Preferred Stock shall be determined in the same manner as set forth for the Common Stock in this Section 11(d) and the "Current Market Price" per share (or Fractional Share) of Class 2 Series A Junior Participating Preferred Stock shall be determined in the same manner as set forth for the Class B Common Stock in this
         Section 11(d). If the Current Market Price per share (or Fractional Share) of Class 1 Series A Junior Participating Preferred Stock cannot be determined in the manner provided above or if the Class 1 Series A Junior Participating Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "Current Market Price" per share of Class 1 Series A Junior Participating Preferred Stock or Class 2 Junior Participating Preferred Stock, as the case may be, shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock or the Class B Common Stock, as the case may be, occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock in the case of the Class 1 Series A Junior Participating Preferred Stock or the Current Market Price per share of the Class B Common Stock in the case of the Class 2 Series A Junior Participating Preferred Stock. If neither the Common Stock nor the Class 1 Series A Junior Participating Preferred Stock is publicly held or so listed or traded, Current Market Price per share of each of the Class 1 Series A Junior Participating Preferred Stock and Class 2 Series A Junior Participating Preferred Stock shall mean the fair value per share of Class 1 Series A Junior Participating Preferred Stock and the fair value per share of Class 2 Series A Junior Participating Preferred Stock, in each case as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of a Fractional Share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 100.

               (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that
                                   --------  -------
by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or Class B Common Stock or other share or to the nearest ten- thousandth of a Fractional Share of Class 1 Series A Junior Participating Preferred Stock and Class 2 Series A Junior Participating Preferred Stock, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive in respect of such Right any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (f), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Fractional Shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be (calculated to the nearest one ten-thousandth of a Fractional Share) obtained by
(i) multiplying (x) the number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Voting Class Rights or Class B Common Rights as the case may be, in lieu of any adjustment in the number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, purchasable upon the exercise of Voting Class Rights or Class B Common

Rights, as the case may be. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, for which a Voting Class Right or Class B Common Right, as the case may be, was exercisable immediately prior to such adjustment. Each Voting Class Right or Class B Common Right held of record prior to such adjustment of the number of Voting Class Rights or Class B Common Rights shall become that number of Voting Class Rights or Class B Common Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Voting Class Rights or Class B Common Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Voting Class Rights or Class B Common Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Voting Class Rights or Class B Common Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Voting Class Rights or Class B Common Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Fractional Shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Fractional Share and the number of Fractional Shares that were expressed in the initial Rights Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, or the stated capital of the number of Fractional Shares of Preferred Stock or of the number of shares of Common Stock or Class B Common Stock, as the case may be, or other securities issuable upon exercise of a Voting Class Right or Class B Common Right, as the case may be, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, or such number of shares of Common Stock or Class B Common Stock, as the case may be, or other securities at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Voting Class Right or Class B Common Right, as the case may be, exercised after such record date the number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company
                                          --------  -------
shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, (ii) issuance wholly for cash of any shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, at less than the current market price,
(iii) issuance wholly for cash of shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, or securities that by their terms are convertible into or exchangeable for shares of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as the case may be, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11 hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, at any time that there is an Acquiring Person, (i) consolidate with any other Person,
(ii) merge with or into any other Person, or (iii) sell, lease or transfer (or permit one or more Subsidiaries to sell, lease or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if (x) at the time of or immediately after such consolidation, merger, sale, lease or transfer there are any rights, warrants or other instruments or securities of the Company or any other Person outstanding or agreements, arrangements or understandings in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease or transfer, the stockholders or other equity owners of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (z) the identity, form or nature of organization of the Principal Party (including without limitation the selection of the Person that will be the Principal Party as a result of the Company's entering into one or more consolidations, mergers, sales, leases, transfers or transactions with more than one party) would preclude or limit the exercise of Rights or otherwise diminish substantially or eliminate the benefits intended to be afforded by the Rights.

                  (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or
Section 27 hereof, take (or permit any Subsidiary to take) any action if the purpose of such action is to, or if at the time such action is taken it is reasonably foreseeable that such action will, diminish substantially or eliminate the benefits intended to be afforded by the Rights, other than Rights that have become null and void pursuant to Section 7(e) hereof.

                  (p) Notwithstanding Section 3(c) hereof or any other provision of this Agreement to the contrary, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock or Class B Common Stock, as the case may be, payable in shares of Common Stock or Class B Common Stock, as the case may be, (ii) subdivide the outstanding shares of Common Stock or Class B Common Stock, as the case may be, (iii) combine the outstanding shares of Common Stock or Class B Common Stock, as the case may be, into a smaller number of shares or (iv) otherwise reclassify the outstanding shares of Common Stock or Class B Common Stock, as the case may be, (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Voting Class Rights associated with each share of Common Stock then outstanding or the number of Class B Common Rights associated with each share of Class B Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Voting Class Rights thereafter associated with each share of Common Stock or the number of Class B Common Rights associated with each share of Class B Common Stock following any such event shall equal the result obtained by multiplying the number of Voting Class Rights associated with each share of Common Stock, or the number of Class B Common Rights associated with each share of Class B Common Stock, as the case may be, immediately prior to such event by a fraction (the "Adjustment Fraction") the numerator of which shall be the total number of shares of Common Stock, in the case of an adjustment of Voting Class Rights, or Class B Common Stock, in the case of an adjustment of Class B Common Rights, outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock, in the case of an adjustment of Voting Class Rights, or Class B Common Stock, in the case of an adjustment of Class B Common Rights, outstanding immediately following the occurrence of such event. In lieu of such adjustment in the number of Voting Class Rights associated with each share of Common Stock or of such adjustment in the number of Class B

Voting Rights associated with each share of Class B Common Stock, the Company may elect to adjust the number of Fractional Shares of Class 1 Series A Junior Preferred Stock or Class 2 Series A Junior Preferred Stock, as the case may be, purchasable upon the exercise of one Right and the Purchase Price. If the Company makes such election, the number of Voting Class Rights associated with each share of Common Stock or the number of Class B Common Rights associated with each share of Class B Common Stock shall, in either case, remain unchanged, and the number of Fractional Shares of Preferred Stock purchasable upon exercise of one Right and the Purchase Price shall be proportionately adjusted so that
(i) the number of Fractional Shares of Preferred Stock purchasable upon exercise of a Right following such adjustment shall equal the product of the number of Fractional Shares of Preferred Stock purchasable upon exercise of a Right immediately prior to such adjustment multiplied by the Adjustment Fraction and
(ii) the Purchase Price following such adjustment shall equal the product of the Purchase Price immediately prior to such adjustment multiplied by the Adjustment Fraction.

          Section 12. Certificate of Adjusted Purchase Price or Number of
                      ---------------------------------------------------
Shares. Whenever an adjustment is made as provided in Section 11 or Section 13
------
hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Shares, a copy of such certificate and (c) mail a brief summary thereof to each registered holder of a Rights Certificate (or, if prior to the Distribution Date, to each registered holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or
                      ------------------------------------------------------
Earning Power.
-------------

          (1) In the event that, from and after the time an Acquiring Person has become such, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (z) the Company shall sell, lease or otherwise transfer (or one or more of its Subsidiaries shall sell, lease or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any wholly owned Subsidiary of the Company or any combination thereof in one or more transactions each of which complies (and all of which together comply) with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:
(i) the Purchase Price shall be adjusted to be the Purchase Price immediately prior to the first occurrence of a Triggering Event multiplied by the number of Fractional Shares of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence; (ii) on and after the Distribution Date, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock or Common Shares of the Company, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the Purchase Price by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence of a Triggering Event or after the date of such Flip-Over Event, as applicable; (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iv) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event; (v) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (vi) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Flip-Over Event.

          (2)  "Principal Party" shall mean

          (1) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value, or (B) if no securities are so issued, (x) the Person that survives such consolidation or is the other party to the merger and survives such merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and

          (2) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, the Person the Common Stock of which has the greatest aggregate market value;

provided, however, that in any such case, if the Common Stock of such Person is
--------  -------
not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and if (1) such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered,"Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (3) The Company shall not consummate any Flip-Over Event unless each Principal Party (or Person that may become a Principal Party as a result of such Flip-Over Event) shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Flip-Over Event, the Principal Party at its own expense will

          (1) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

          (2) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the "blue sky" laws of such jurisdictions as may be necessary or appropriate;

          (3) use its best efforts, if the Common Stock of the Principal Party is or shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other transaction reporting system then in use; and

          (4) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (5)  Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Shares offered in such transaction is not less than the price per share of Common Shares paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 13(d), all Rights hereunder shall expire.

          Section 14.  Fractional Rights and Fractional Shares.
                       ---------------------------------------

          (1) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates or scrip evidencing fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Closing Price of one Right for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

          (2) The Company shall not be required to issue fractions of shares of Preferred Stock (other than, except as provided in Section 7(c) hereof, fractions that are integral multiples of a Fractional Share of Preferred Stock) upon exercise of the Rights or to distribute certificates or scrip evidencing fractional shares of Preferred Stock (other than, except as provided in Section 7(c) hereof, fractions that are integral multiples of a Fractional Share of Preferred Stock). Interests in fractions of shares of Preferred Stock in integral multiples of a Fractional Share of Preferred Stock may, at the election of the Company in its sole discretion, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of a Fractional Share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of one one-hundredth of the Closing Price of one share of Class 1 Series A Junior Participating Preferred Stock or Class 2 Series A Junior Participating Preferred Stock, as applicable, for the Trading Day immediately prior to the date of such exercise.

          (3) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Shares upon exercise of the Rights or to distribute certificates or scrip evidencing fractional shares of Common Shares. In lieu of fractional shares of Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Closing Price of one share of Common Stock or Class B Common Stock, as applicable, for the Trading Day immediately prior to the date of such exercise.

          (4) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

          Section 15.  Rights of Action. All rights of action in respect of this
                       ----------------
Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights and, where applicable, the Company; and any registered holder of any Voting Class Rights or Class B Common Rights, as the case may be, without the consent of the Rights Agent or of the holders of any other Voting Class Rights or Class B Common Rights, as the case may be, may, in such holder's own behalf and for such holder's own benefit and the benefit of other holders of Voting Class Rights or Class B Common Rights, as the case may be, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise such holder's Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. After a Triggering Event, holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

          Section 16.  Agreement of Rights Holders. Every holder of a Right by
                       ---------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (1) prior to the Distribution Date, the Rights will not be evidenced by Rights Certificates and will be transferable only in connection with the transfer of Common Shares;

          (2) after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the form of assignment set forth on the reverse side thereof and the certificate contained therein duly completed and fully executed;

          (3) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (4) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best
                                --------  -------
efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17.  Rights Certificate Holder Not Deemed a Stockholder. No
                       --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Fractional Shares of Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.
                       ---------------------------

          (1) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (2) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it, after proper inquiry or examination, to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

          Section 19.  Merger or Consolidation or Change of Name of Rights
                       ---------------------------------------------------
Agent.
-----

          (1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation
                                   --------  -------
would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (2) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          Section 20.  Duties of Rights Agent. The Rights Agent undertakes the
                       ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (1) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (2) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (3) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct. In no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (4) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (5) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its counter signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of actual knowledge of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (6) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (7) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (8) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (9) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

          (10) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (11) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          Section 21.  Change of Rights Agent. The Rights Agent or any successor
                       ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Shares and the Preferred Stock, by registered or certified mail, and to the registered holders, if any, of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Stock, by registered or certified mail, and to the registered holders of the Rights Certificates, if any, by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this
Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of New
York), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22.  Issuance of New Rights Certificates. Notwithstanding any
                       -----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock or Class B Common Stock, as the case may be, following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock or Class B Common Stock, as the case may be, so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded on or prior to the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company on or prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Voting Class Rights or Class B Common Rights, as the case may be, in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 23.  Redemption and Termination.
                       --------------------------

          (1) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the date of the first public announcement of the occurrence of a Flip-In Event (or, if such date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) and (ii) the Expiration Date, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Voting Common Stock, in the case of holders of Voting Class Rights, or shares of Class B Common Stock, in the case of holders of Class B Common Rights (based on the Current Market Price of the Voting Common Stock or the Class B Common Stock, as the case may be, at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors.

          (2) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights (the effectiveness of which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time), evidence of which shall be filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Company for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

          (3) In the event that prior to the Distribution Date, the Class B Common Stock is converted, in whole or in part, into Common Stock or Class C Common Stock, as the case may be, in accordance with the applicable provisions of the Amended and Restated Certificate of Incorporation of the Company, the Class B Common Rights attached to the shares of Class B Common Stock so converted shall be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B Common Stock to Common Stock. In the event that on or after the Distribution Date, all outstanding shares of Class B Common Stock are converted into shares of Common Stock or Class C Common Stock, as the case may be, in accordance with the applicable provisions of the Amended and Restated Certificate of Incorporation of the Company, all Class B Common Rights then outstanding shall be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B Common Stock to Common Stock or Class C Common Stock, as the case may be.

          Section 24.    Exchange.
                         --------

          (1) The Board of Directors of the Company may, at its option, at any time and from time to time after the occurrence of a Flip-In Event, exchange all or part of the then outstanding and exercisable Voting Class Rights or Class B Common Rights (which shall not, in either case, include Rights that have become void pursuant to the provisions of Section 7(e) hereof) (i) for shares of Common Stock or Common Share Equivalents (which Common Share Equivalents shall not include any security convertible into, exercisable for or exchangeable for shares of Class B Common Stock) or any combination thereof, in the case of an exchange for Voting Class Rights, or (ii) for shares of Class B Common Stock or Common Share Equivalents (which Common Share Equivalents shall not include securities convertible into, exercisable for or exchangeable for shares of Common Stock) or any combination thereof, in the case of an exchange for Class B Common Rights, at an exchange ratio of one share of Common Stock or Class B Common Stock, as the case may be, or such number of Common Share Equivalents or units representing fractions thereof as would be deemed to have the same value as one share of Common Stock, per Voting Class Right, or one share of Class B Common Stock, per Class B Common Right, appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

          (2) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to and in accordance with subsection (a) of this Section 24 (the effectiveness of which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Common Share Equivalents or Class B Common Stock, and/or Common Share Equivalents, as the case may be, equal to the number of such Voting Class Rights or Class B Common Rights, as the case may be, held by such holder multiplied by the applicable Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such
          --------  -------
notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the registered holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock and/or Common Share Equivalents or Class B Common Stock, and/or Common Share Equivalents, as the case may be, for Voting Class Rights or Class B Common Rights, as the case may be, will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected as nearly pro rata as possible based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (3) In the event that the number of shares of Common Shares that are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Shares for issuance upon exchange of the Rights.

          (4) The Company shall not be required to issue fractions of shares of Common Shares. In lieu of such fractional shares of Common Shares, the Company shall, in the sole discretion of the Board of Directors, either (i) pay to the registered holders of Rights with regard to which such fractional shares of Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the value of a whole share of (x) Voting Common Stock for holders of Voting Class Rights or (y) Class B Common Stock for holders of Class B Common Rights or (ii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. For purposes of this Section 24, the value of a whole share of Voting Common Stock and the value of a whole share of Class B Common Stock shall be the Closing Price per share of Voting Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Share Equivalent shall be deemed to have the same value as the Voting Common Stock on such date.

          Section 25.    Notice of Certain Events.
                         ------------------------

          (1) In case the Company shall propose, at any time after the Distribution Date, 7(i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale, lease or other transfer of all or substantially all the Company's assets to any other Person or Persons (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          (2)  In case any Flip-In Event or Flip-Over Event shall occur, then
(i) the Company shall as soon as practicable thereafter give to each registered holder of a Rights Certificate (or if occurring prior to the Distribution Date, the registered holders of Common Shares), in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or
Section 13(a) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and Class B Common Stock and/or, if appropriate, other securities.

          Section 26.   Notices. Notices or demands authorized by this Agreement
                        -------
to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Wit Capital Group, Inc.
          826 Broadway, Sixth Floor
          New York, NY  10003
          Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          American Stock Transfer & Trust Company
          40 Wall Street
          New York, NY 10005
          Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27.   Supplements and Amendments. Except as provided in the
                        --------------------------
last sentence of this Section 27, at any time when the Rights are then redeemable, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or holders of Common Shares. At any time when the Rights are not redeemable, except as provided in the last sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided that no such amendment or supplement shall materially
           --------
adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); and further
                                                                 -------
provided that this Agreement may not be supplemented or amended pursuant to this
--------
sentence to lengthen (A) a time period relating to when the Rights may be redeemed or (B) any other time period unless the lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Affiliates and Associates). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be
           --------  -------
obligated to, enter into any such supplement or amendment that affects the Rights Agent's own rights, duties or immunities under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that decreases the Redemption Price.

          Section 28.    Successors. All the covenants and provisions of this
                         ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29.    Determinations and Actions by the Board of Directors,
                         ----------------------------------------------------
Etc. For all purposes of this Agreement, any calculation of the number of Common
---
Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

          Section 30.    Benefits of This Agreement. Nothing in this Agreement
                         --------------------------
shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

          Section 31.    Severability. If any term, provision, covenant or
                         ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in
                         --------  -------
this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, then the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors of the Company or, if earlier, immediately prior to any such merger. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors of the Company, or by the Board of Directors of the Company with the concurrence of a majority of certain members of the Board of Directors, is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the entire Board of Directors of the Company.

          Section 32.    Governing Law. This Agreement, each Right and each
                         -------------
Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          Section 33.    Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34.    Descriptive Headings. Descriptive headings of the
                         --------------------
several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             WIT CAPITAL GROUP, INC.


                             By:______________________________________
                                Name:
                                Title:

                             AMERICAN STOCK TRANSFER & TRUST COMPANY


                             By:______________________________________
                                Name:
                                Title:

                                                                     EXHIBIT A-1

                                    FORM OF
                          CERTIFICATE OF DESIGNATIONS

                                      of

             CLASS 1 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                            WIT CAPITAL GROUP, INC.

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

          WIT CAPITAL GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on ____________, 1999 adopted the following resolution creating a series of [___________] shares of Preferred Stock designated as "Class 1 Series A Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

CLASS 1 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

          1.   Designation and Amount. There shall be a series of Preferred
               ----------------------
Stock that shall be designated as "Class 1 Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be [___________]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the
                           --------  -------
number of shares of Class 1 Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2.   Dividends and Distributions.
               ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class 1 Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Class 1 Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Class 1 Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class 1 Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class 1 Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after ____________, 1999 (the"Rights Declaration Date") (i) declare any dividend on Common Stock, Class C Common Stock, par value $.01 per share, of the Corporation (the "Class C Common Stock") or Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock"), payable in shares of Common Stock or Class B Common Stock, as the case may be, (ii) subdivide the outstanding Common Stock, Class C Common Stock or Class B Common Stock or (iii) combine the outstanding Common Stock, Class C Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the sum of the number of shares of Common Stock outstanding immediately after such event plus the number of shares of Class C Common Stock outstanding immediately after such event plus the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the sum of the number of shares of Common Stock that were outstanding immediately prior to such event plus the number of shares of Class C Common Stock that were outstanding immediately prior to such event plus the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Class 1 Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock, Class C Common Stock or Class B Common Stock, as the case may

be); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Class 1 Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class 1 Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class 1 Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class 1 Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class 1 Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class 1 Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

          3.     Voting Rights. The holders of shares of Class 1 Series A Junior
                 -------------
Participating Preferred Stock shall have the following voting rights:

          (A) Each share of Class 1 Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation entitled to vote thereon.

          (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Class 1 Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C)(i) If at any time dividends on any Class 1 Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class 1 Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of directors shall be increased by two (2), effective as of the time of election of such directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Class 1 Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two (2) directors.

          (ii) During any default period, such voting right of the holders of Class 1 Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock and Class C Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

          (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or, in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect directors voting as a class, (x) the directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph
(C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-
Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

          (D) Except as set forth herein, holders of Class 1 Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4.     Certain Restrictions.
                 --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Class 1 Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class 1 Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 1 Series A Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class 1 Series A Junior Participating Preferred Stock, except dividends paid ratably on the Class 1 Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                 (iii) redeem or purchase or otherwise acquire for consideration any shares of Class 1 Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Class 1 Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Class 1 Series A Junior Participating Preferred

     Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5.     Reacquired Shares. Any shares of Class 1 Series A Junior
                 -----------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

          6.     Liquidation, Dissolution or Winding up. (A) Upon any
                 --------------------------------------
liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 1 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class 1 Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class 1 Series A Liquidation Preference"). Following the payment of the full amount of the Class 1 Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Class 1 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class 1 Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Class 1 Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Class 1 Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Class 1 Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Class 1 Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class 1 Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Class 1 Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

          7.     Consolidation, Merger, Etc. In case the Corporation shall enter
                 --------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock and/or shares of Class C Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class 1 Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock and/or Class C Common Stock is changed or exchanged.

          8.     Redemption. (A) The Corporation, at its option, may redeem
                 ----------
shares of the Class 1 Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten (10) consecutive Trading Days (as such term is hereinafter defined)immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

          (B) In the event that fewer than all the outstanding shares of the Class 1 Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

          (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Class 1 Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth (15th) day and not earlier than the (60th) sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Class 1 Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Class 1 Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (D) The shares of Class 1 Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

          9.     Ranking. The Class 1 Series A Junior Participating Preferred
                 -------
Stock shall rank pari passu with the Class 2 Series A Junior Participating Preferred Stock as to any reclassification, recapitalization, stock split or similar transaction, and as to any payment of dividends and distribution of assets, and in any merger, consolidation or share exchange, except as otherwise required by law. The Class 1 Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, excluding the Class 2 Series A Junior Participating Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock, the Class C Common Stock and the Class B Common Stock as to such matters.

          10.    Amendment. At any time that any shares of Class 1 Series A
                 ---------
Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class 1 Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Class 1 Series A Junior Participating Preferred Stock, voting separately as a class.

          11.    Fractional Shares. Class 1 Series A Junior Participating
                 -----------------
Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class 1 Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this ___ day of ____________, 1999.



                                        --------------------------------------
                                        Name:
                                        Title:


Attest:_________________________
         Name:
         Title:

                                                                     EXHIBIT A-2

                                    FORM OF
                         CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS

                                      OF

             CLASS 2 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                            WIT CAPITAL GROUP, INC.

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

          WIT CAPITAL GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on ____________, 1999 adopted the following resolution creating a series of [_____________] shares of Preferred Stock designated as "Class 2 Series A Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

CLASS 2 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

          1.     Designation and Amount. There shall be a series of Preferred
                 ----------------------
Stock that shall be designated as "Class 2 Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be [___________]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Class 2 Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2.     Dividends and Distributions.
                 ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class 2 Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Class 2 Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Class 2 Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class 2 Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock (by reclassification or otherwise), declared on the Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class 2 Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after ____________, 1999 (the"Rights Declaration Date") (i) declare any dividend on Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), the Class C Common Stock, par value $.01 per share, of the Corporation (the "Class C Common Stock") or Class B Common Stock, payable in shares of Common Stock or Class B Common Stock, as the case may be, (ii) subdivide the outstanding Common Stock, the Class C Common Stock or Class B Common Stock or
(iii) combine the outstanding Common Stock, the Class C Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the sum of the number of shares of Common Stock outstanding immediately after such event plus the number of shares of Class B Common Stock outstanding immediately after such event plus the number of shares of Class C Common Stock outstanding immediately after such event and the denominator of which is the sum of the number of shares of Common Stock that were outstanding immediately prior to such event plus the number of shares of Class C Common Stock that were outstanding immediately prior to such event plus the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Class 2 Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Class B Common Stock (other than a dividend payable in shares of Class B Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class B Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Class 2 Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class 2 Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class 2 Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class 2 Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class 2 Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class 2 Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

          3.     Voting Rights. The holders of shares of Class 2 Series A Junior
                 -------------
Participating Preferred Stock shall have the following voting rights:

          (A) Each share of Class 2 Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the holders of the Class B Common Stock.

          (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, shares of Class 2 Series A Junior Participating Preferred Stock shall have identical voting rights as shares of Class B Common Stock.

          (C) Except as set forth herein, holders of Class 2 Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class B Common Stock as set forth herein) for taking any corporate action.

          4.     Certain Restrictions.
                 --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Class 2 Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class 2 Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 2 Series A Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class 2 Series A Junior Participating Preferred Stock, except dividends paid ratably on the Class 2 Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                 (iii) redeem or purchase or otherwise acquire for consideration any shares of Class 2 Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Class 2 Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Class 2 Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5.     Reacquired Shares. Any shares of Class 2 Series A Junior
                 -----------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

          6.   Liquidation, Dissolution or Winding up. (A) Upon any liquidation
               --------------------------------------
(voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class 1 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class 1 Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class 1 Series A Liquidation Preference"). Following the payment of the full amount of the Class 1 Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Class 1 Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class 1 Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Class 1 Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Class 1 Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Class 1 Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Class 1 Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class 1 Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Class 1 Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

          7.   Consolidation, Merger, Etc. In case the Corporation shall enter
               --------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock and/or shares of Class C Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class 1 Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment

Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock and/or Class C Common Stock is changed or exchanged.

          8.   Redemption. (A) The Corporation, at its option, may redeem shares
               ----------
of the Class 1 Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten (10) consecutive Trading Days (as such term is hereinafter defined)immediately prior to such date; provided, however, that in the event
                                        --------  -------
that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday,

Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

          (B) In the event that fewer than all the outstanding shares of the Class 1 Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

          (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Class 1 Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth (15th) day and not earlier than the (60th) sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Class 1 Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Class 1 Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (D) The shares of Class 1 Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

          9.   Ranking.  The Class 1 Series A Junior Participating Preferred
               -------
Stock shall rank pari passu with the Class 2 Series A Junior Participating Preferred Stock as to any reclassification, recapitalization, stock split or similar transaction, and as to any payment of dividends and distribution of assets, and in any merger, consolidation or share exchange, except as otherwise required by law. The Class 1 Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, excluding the Class 2 Series A Junior Participating Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock, the Class C Common Stock and the Class B Common Stock as to such matters.

          10.  Amendment.  At any time that any shares of Class 1 Series A
               ---------
Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class 1 Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Class 1 Series A Junior Participating Preferred Stock, voting separately as a class.

          11.  Fractional Shares.  Class 1 Series A Junior Participating
               -----------------
Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class 1 Series A Junior Participating Preferred Stock.

          12.  Conversion.  Upon any Transfer of shares of Class 2 Series A
               ----------
Junior Participating Preferred Stock to any Person other than a GS Holder, such transferred shares of Class 2 Series A Junior Participating Preferred Stock shall be automatically and irrevocably converted into an equal number of shares of Class 1 Series A Junior Participating Preferred Stock, and thereafter, all rights of the holder of such transferred shares of Class 2 Series A Junior Participating Preferred Stock as a holder of Class 2 Series A Junior Participating Preferred Stock shall cease and the Person or Persons in whose name or names the certificate or certificates of Class 1 Series A Junior Participating Preferred Stock are to be issued shall be treated for all purposes as having become the holder or holders of such shares of Class 1 Series A Junior Participating Preferred Stock. "GS Holder" means The Goldman Sachs Group, L.P. and any Affiliate of such Person to which The Goldman Sachs Group, L.P., directly or indirectly, transfers beneficial ownership in the capital stock of the Corporation and any successive transferees thereafter that are Affiliates of The Goldman Sachs Groups, L.P. "Transfer" means any sale or other disposition, whether voluntary or involuntary, of beneficial ownership of any capital stock of the Corporation. "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this ___ day of ____________, 1999.



                                      ________________________________________
                                      Name:
                                      Title:


Attest:_________________________
         Name:
         Title:

                                                                     EXHIBIT B-1

                   Form of Voting Class Rights Certificates

Certificate No. VCR-                                       _____________  Rights

NOT EXERCISABLE AFTER SEPTEMBER 30, 2009 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                         VOTING CLASS RIGHTS CERTIFICATE

                             WIT CAPITAL GROUP, INC.

          This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ________, 1999 as it may from time to time be supplemented or amended (the "Rights Agreement"), between Wit Capital Group, Inc., a Delaware corporation (the "Company"), and American Stock Transfer &Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York time) on _________, 1999 at the principal office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share (a "Fractional Share") of Class 1 Series A Junior Participating Preferred Stock (the "Class 1 Series A Junior Participating Preferred Stock") of the Company, at a purchase price of $__.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate set forth on the reverse hereof duly executed. The Purchase Price may be paid in cash or by certified check, cashier's or official bank check or bank draft payable to the order of the Company or the Rights Agent. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Fractional Share set forth above, are the number and Purchase Price as of ________, 1999, based on the Class 1 Series A Junior Participating Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Class 1 Series A Junior Participating Preferred Stock will be issued.

          From and after the first occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by or transferred to (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall, with certain exceptions, become null and void in the circumstances set forth in the Rights Agreement, and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Triggering Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Class 1 Series A Junior Participating Preferred Stock or other securities or assets that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Fractional Shares of Class 1 Series A Junior Participating Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right, payable, at the election of the Company, in cash or shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") or such other consideration as the Board of Directors may determine, at any time prior to the earlier of the close of business on (a) the date of the first public announcement of the occurrence of a Flip- In Event (as such time period may be extended or shortened pursuant to the Rights Agreement) and (b) the Expiration Date (as such term is defined in the Rights Agreement) or (ii) may be exchanged in whole or in part for shares of the Common Stock and/or other equity securities of the Company deemed to have the same value as shares of Common Stock, at any time prior to a person's becoming the beneficial owner of 50% or more of the aggregate of the shares of Common Stock and the shares of Class C Common Stock outstanding or the occurrence of a Flip-Over Event.

          No fractional shares of Class 1 Series A Junior Participating Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than, except asset forth above, fractions that are integral multiples of a Fractional Share of Class 1 Series A Junior Participating Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Class 1 Series A Junior Participating Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ___________, ____


ATTEST:                                     WIT CAPITAL GROUP, INC.


                                            By _______________________________
Secretary                                      Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY


By _______________________
Authorized Signature

             Form of Reverse Side of Voting Class Rights Certificate

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer any Rights evidenced by the Rights Certificate.)

FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto _____________________________________________________________
                 (Please print name and address of transferee)
______ Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the said Rights on the books of the within-named Company, with full power of substitution.

Dated: _____________, ____



                                                 Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

                                  CERTIFICATE

               The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Rights Certificate are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

               (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: ___________, ____                          _________________________
                                                  Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).


                                    NOTICE

               The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate.)

To:   WIT CAPITAL GROUP, INC.

                  The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Class 1 Series A Junior Participating Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number

                        (Please print name and address)


                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                        (Please print name and address)


Dated:  _____________, ____


                                            Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

                                  CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: _____________, ____               ____________________________
                                              Signature


Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).


                                    NOTICE

                  The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                     EXHIBIT B-2

                  Form of Class B Common Rights Certificates

Certificate No. CBCR-                                           _________ Rights

NOT EXERCISABLE AFTER SEPTEMBER 30, 2009 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                       CLASS B COMMON RIGHTS CERTIFICATE

                            WIT CAPITAL GROUP, INC.

                  This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ________, 1999 as it may from time to time be supplemented or amended (the "Rights Agreement"), between Wit Capital Group, Inc., a Delaware corporation (the "Company"), and American Stock Transfer &Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York time) on _________, 1999 at the principal office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share (a "Fractional Share") of Class 2 Series A Junior Participating Preferred Stock (the "Class 2 Series A Junior Participating Preferred Stock") of the Company, at a purchase price of $__.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate set forth on the reverse hereof duly executed. The Purchase Price may be paid in cash or by certified check, cashier's or official bank check or bank draft payable to the order of the Company or the Rights Agent. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Fractional Share set forth above, are the number and Purchase Price as of ________, 1999, based on the Class 2 Series A Junior Participating Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Class 2 Series A Junior Participating Preferred Stock will be issued.

                  From and after the first occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by or transferred to (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall, with certain exceptions, become null and void in the circumstances set forth in the Rights Agreement, and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Triggering Event.

                  As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Class 2 Series A Junior Participating Preferred Stock or other securities or assets that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Fractional Shares of Class 2 Series A Junior Participating Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right, payable, at the election of the Company, in cash or shares of Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock") or such other consideration as the Board of Directors may determine, at any time prior to the earlier of the close of business on (a) the date of the first public announcement of the occurrence of a Flip- In Event (as such time period may be extended or shortened pursuant to the Rights Agreement) and (b) the Expiration

Date (as such term is defined in the Rights Agreement) or (ii) may be exchanged in whole or in part for shares of the Class B Common Stock and/or other equity securities of the Company deemed to have the same value as shares of Class B Common Stock, at any time prior to a person's becoming the beneficial owner of 50% or more of the aggregate of the shares of Common Stock and the shares of Class C Common Stock outstanding or the occurrence of a Flip-Over Event.

                  In the event that prior to the Distribution Date (as such term is defined in the Rights Agreement), the Class B Common Stock is converted, in whole or in part, into Common Stock or Class C Common Stock, as the case may be, in accordance with the applicable provisions of the Amended and Restated Certificate of Incorporation of the Company, the Class B Common Rights attached to the shares of Class B Common Stock so converted shall be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B Common Stock to Common Stock. In the event that on or after the Distribution Date, all outstanding shares of Class B Common Stock are converted into shares of Common Stock or Class C Common Stock, as the case may be, in accordance with the applicable provisions of the Amended and Restated Certificate of Incorporation of the Company, all Class B Common Rights then outstanding shall be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B Common Stock to Common Stock or Class C Common Stock, as the case may be.

                  No fractional shares of Class 2 Series A Junior Participating Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than, except asset forth above, fractions that are integral multiples of a Fractional Share of Class 2 Series A Junior Participating Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Class 2 Series A Junior Participating Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ___________, ____


ATTEST:                                              WIT CAPITAL GROUP, INC.


                                                     By______________________
Secretary                                              Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY


By
  ----------------------------------
Authorized Signature

           Form of Reverse Side of Class B Common Rights Certificate

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer any Rights evidenced by
                           the Rights Certificate.)

FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto ____________________________________________________________
                (Please print name and address of transferee)
______ Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the said Rights on the books of the within-named Company, with full power of substitution.

Dated: _____________, ____



                                                   Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

                                 CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: ___________, ____                     ____________________________
                                             Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).


                                    NOTICE

                  The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate.)

To:   WIT CAPITAL GROUP, INC.

                  The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Class 2 Series A Junior Participating Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number

                        (Please print name and address)


                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                        (Please print name and address)


Dated:  _____________, 199_


                                               Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

                                  CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: _____________, ____                ______________________________
                                               Signature


Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).


                                    NOTICE

                  The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

                 On May 17, 1999, the Board of Directors of Wit Capital Group, Inc. (the "Company") authorized the issuance of one voting class right ("Voting Class Right") for each outstanding share of the Company's Common Stock, par value $.01 per share ("Common Stock"), authorized the issuance of one Voting Class Right for each outstanding share of the Company's Class C Common Stock, par value $.01 per share ("Class C Common Stock"), and also authorized the issuance of one nonvoting class right ("Class B Right") for each outstanding share of the Company's Class B Common Stock, par value $.01 per share ("Class B Common Stock") to the stockholders of record at the close of business on May 18, 1999. The Voting Class Rights and the Class B Common Rights are referred to collectively herein as the "Rights". Each Voting Class Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Fractional Share") of Class 1 Series A Junior Participating Preferred Stock, par value $.001 per share, and each Class B Common Right entitles the registered holder to purchase from the Company a unit consisting of a Fractional Share of Class 2 Series A Junior Participating Preferred Stock, par value $.001 per share (the Class 1 Series A Junior Participating Preferred Stock and the Class 2 Series A Junior Participating Preferred Stock collectively referred to as the "Preferred Stock"), at a purchase price of $__.00 per Fractional Share, subject to adjustment (the"Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of _________, 1999 as it may from time to time be supplemented or amended (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

                  Initially, the Voting Class Rights will be attached to all certificates representing outstanding shares of Common Stock and Class C Common Stock, and the Class B Common Rights will be attached to all certificates representing outstanding shares of Class B Common Stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Voting Rights will separate from the Common Stock and Class C Common Stock and the Class B Common Rights will separate from the Class B Common Stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an"Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the aggregate of outstanding shares of Common Stock and Class C Common Stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person.

                  Notwithstanding the foregoing, so long as Capital Z Financial Services Fund II, L.P. ("Capital Z"), together with all its affiliates and associates, does not become the beneficial owner of 25% or more of the aggregate of the fully-diluted Common Stock and the fully-diluted Class C Common Stock, Capital Z, together with its affiliates and associates, shall not be or become an Acquiring Person. Furthermore, so long as The Goldman Sachs Group, L.P. ("Goldman Sachs"), together with all its affiliates and associates, does not become the beneficial owner of 25% or more of the aggregate of the fully-diluted Common Stock and the fully-diluted Class C Common Stock, Goldman Sachs, together with its affiliates and associates, shall not be or become an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock and/or Class C Common Stock.

                  Until the Distribution Date, (a) the Voting Class Rights will be evidenced by the Common Stock certificates and the Class C Common Stock certificates and the Class B Common Rights will be evidenced by the Class B Common Stock certificates and both will be transferred with and only with such Common Stock certificates and such Class C Common Stock certificates or Class B Common Stock certificates, as the case may be, (b) Common Stock certificates, Class C Common Stock certificates and Class B Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with either the Common Stock or the Class B Common Stock represented by such certificate.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 30, 2009, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock, Class C Common Stock and Class B Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock, Class C Common Stock and Class B Common Stock issued prior to the Distribution Date will be issued with the appropriate Rights. Shares of Common Stock, Class C Common Stock and Class B Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with appropriate Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock, Class C Common Stock or Class B Common Stock issued after the Distribution Date will be issued with Rights.

                  In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock and Class C Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Voting Class Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock and each holder of a Class B Common Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to approximately two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

                  In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

                  The number of outstanding Rights associated with a share of Common Stock, Class C Common Stock or Class B Common Stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, Class C Common Stock or Class B Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise or certificates of scrip or warrants maybe issued entitling the holders thereof to receive a full share in return for such scrip or warrants aggregating a full share. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  At any time until the date of the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock, in the case of holders of Voting Class Rights, or Class B Common Stock, in the case of holders of Class B Common Rights, or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

                  In the event that prior to the Distribution Date, the Class B Common Stock is converted, in whole or in part, into Common Stock or Class C Common Stock, as the case may be, the Class B Common Rights attached to the shares of Class B Common Stock will be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B Common Stock to Common Stock. In the event that on or after the Distribution Date, all outstanding shares of Class B Common Stock are converted into shares of Common Stock or Class C Common Stock, as the case may be, all Class B Common Rights then outstanding will be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B Common Stock to Common Stock or Class C Common Stock, as the case may be.

                  At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the aggregate of the shares of Common Stock and Class C Common Stock then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an Affiliate or an associate of an Acquiring Person, which will have become void),in whole or in part, at an exchange ratio of one share of Common Stock, in the case of holders of Voting Class Rights, or Class B Common Stock, in the case of holders of Class B Common Rights, and/or other equity securities deemed to have the same value as one share of Common Stock, per Voting Class Right, or one share of Class B Common Stock, per Class B Common Right, subject to adjustment.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or Class B Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

                  Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to
                                   --------  -------
lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-1. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by references to the Rights Agreement, which is incorporated herein by reference.